UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 8, 2025

BEACON FINANCIAL CORPORATION

(Exact name of the registrant as specified in its charter)

Delaware	001-15781	04-3510455
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

131 Clarendon Street
Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

(617) 425-4600

(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	BBT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant

Dismissal of Independent Registered Public Accounting Firm

On September 1, 2025, Beacon Financial Corporation, a Delaware corporation previously known as “Berkshire Hills Bancorp, Inc.” (the “Company”), completed its previously announced merger of equals transaction with Brookline Bancorp, Inc., a Delaware corporation (“Brookline”), pursuant to the Agreement and Plan of Merger, dated as of December 16, 2024, by and among the Company, Commerce Acquisition Sub, Inc. and Brookline. On September 1, 2025, Commerce Acquisition Sub, Inc. merged with and into Brookline (the “Merger”), immediately followed by the merger of Brookline with and into the Company (the “Holdco Merger” and together with the Merger, the “Transaction”), with the Company as the resulting corporation. The Transaction was treated as a reverse acquisition using the acquisition method of accounting, with the Company treated as the legal acquirer and Brookline treated as the accounting acquirer for financial reporting purposes.

As a result of the Transaction, on September 8, 2025, the Audit Committee of the Board of Directors of the Company approved (i) the dismissal of Crowe LLP (“Crowe”) as the Company’s independent registered public accounting firm and (ii) the appointment of KPMG LLP (“KPMG”), Brookline’s former independent registered public accounting firm, as the Company’s independent registered public accounting firm.

The audit reports of Crowe on the Company’s consolidated financial statements for the fiscal years ended December 31, 2024 (“Fiscal 2024”) and December 31, 2023 (“Fiscal 2023”) did not contain an adverse opinion or a disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles. During Fiscal 2023 and Fiscal 2024, and subsequently through September 8, 2025, there were: (i) no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Crowe, would have caused it to make reference to the subject matter of the disagreement in connection with Crowe’s report; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company has provided a copy of the foregoing disclosures to Crowe and has requested that Crowe furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements included in the immediately preceding paragraph. A copy of Crowe’s letter, dated September 10, 2025, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Appointment of Independent Registered Public Accounting Firm

As noted above, on September 8, 2025, the Audit Committee of the Board of Directors of the Company appointed KPMG as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2025.

During Fiscal 2023 and Fiscal 2024, and through September 8, 2025, neither the Company nor anyone acting on its behalf has consulted with KPMG regarding (i) application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advise was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

16.1	Letter from Crowe LLP dated September 10, 2025*
104.1	Cover Page Interactive Data File (formatted as inline XBRL)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BEACON FINANCIAL CORPORATION

DATE: September 10, 2025	By:	/s/ Wm. Gordon Prescott
Wm. Gordon Prescott
General Counsel and Corporate Secretary